UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2024

MOVELLA HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40074	98-1575384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 110, 3535 Executive Terminal Drive
Henderson, NV                              89052
(Address of Principal Executive Offices)                         (Zip Code)
(725) 238-5682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MVLA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	MVLAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 20, 2024, Movella Holdings Inc. (the “Company”), notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s decision to voluntarily delist its shares of common stock, par value $0.00001 per share (the “Common Stock”) and its warrants exercisable for one share of Common Stock at an exercise price of $11.50 (the “Warrants” and together with the Common Stock, the “Securities”) from the Nasdaq Global Market and deregister the Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file a Form 25 with the SEC to remove the Securities from listing on the Nasdaq Global Market on or about April 1, 2024 and deregister the Securities under Section 12(b) of the Exchange Act, and as a result, the Company expects that the last trading day of the Securities on the Nasdaq Global Market will be on or about April 11, 2024. The Company will remain subject to reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The board of directors of the Company (the "Board") has determined that delisting the Securities is in the best interests of the Company and its stockholders after concluding that the significant costs and regulatory compliance burden of remaining a Nasdaq-listed company were impairing the Company’s ability to execute on its business plan and to generate value for its stockholders. In coming to this decision, the Board, among other factors, considered the advantages and disadvantages of being a Nasdaq-listed company, the number of Company stockholders and the ongoing relatively low-level of trading in its Securities on Nasdaq.

Following the delisting of the Securities from trading on Nasdaq, any trading in the Securities would only occur in privately negotiated sales and potentially on an over-the-counter market. The Company expects to have the Securities quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for the Securities. There is no guarantee, however, that a broker will continue to make a market in the Securities and that trading of the Securities will continue on an OTC market or otherwise.

A copy of the Company’s press release, dated March 20, 2024, announcing its intention to voluntarily delist from the Nasdaq Global Market is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
99.1	Press Release dated March 20, 2024 related to delisting.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movella Holdings Inc.

March 20, 2024

	By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	Chief Financial Officer